PROXY TABULATOR

P.O. BOX 9112

FARMINGDALE, NY 11735	To authorize your proxy by Internet

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To authorize your proxy by Telephone

1) Read the Proxy Statement and have the proxy card below at hand.

2) Call 1-800-690-6903

3) Follow the instructions.

To vote by Mail

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M00000-P00000	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

	For	Against	Abstain
1.

To approve an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Capital Innovations Global Agri, Timber, Infrastructure Fund (the “Target Fund”) to the RidgeWorth Capital Innovations Global Resources and Infrastructure Fund (the “Acquiring Fund”), a newly created series of RidgeWorth Funds, in exchange for (a) shares of each class of the Acquiring Fund corresponding to an outstanding class of shares of the Target Fund with an aggregate net asset value (“NAV”) equal to the aggregate NAV of the corresponding class of shares of the Target Fund, and (b) the Acquiring Fund’s assumption of all of the liabilities of the Target Fund, followed by (ii) the liquidating distribution by the Target Fund to its shareholders holding each class of its shares of the shares of the corresponding class of the Acquiring Fund in proportion to their respective holdings of the applicable class of the Target Fund.

	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Please sign this proxy exactly as your name appears on the books of the Fund. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [Joint Owners]	Date

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders:

The Proxy Statement is available at www.proxyvote.com.

M00000-P00000

Investment Managers Series Trust

Capital Innovations Global Agri, Timber, Infrastructure Fund

THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

SPECIAL MEETING OF SHAREHOLDERS – February [ ], 2016

The undersigned hereby appoints [      ] and [      ], or either of them (with full power to act in the absence of the other, each with full power of substitution), as his/her attorneys and proxies to vote and act with respect to all shares of the above referenced fund (the “Fund”), held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at [    ], on [    ], at [  ], and at any adjournment thereof (the “Meeting”), and instructs each of them to vote as indicated on the matter referred to in the proxy statement for the Meeting, receipt of which is hereby acknowledged, with discretionary power to vote upon such other business as may properly come before the Meeting. If you simply sign this proxy, or don’t vote on the Proposal, the shares will automatically be voted as the Board of Trustees recommends. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

PLEASE VOTE, SIGN AND DATE THIS PROXY AD RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE